                     OPPENHEIMER TOTAL RETURN FUND, INC.

                            ARTICLES OF AMENDMENT

      Oppenheimer  Total Return Fund,  Inc.,  an open-end  investment  company registered under the Investment Company Act of 1940, as amended,  organized as a Maryland  corporation  having its principal  office in the State of Maryland in Baltimore City  (hereinafter  called the  "Corporation"),  hereby certifies that as of August 29, 2003:

      FIRST:  Pursuant  to  authority  contained  in  Article  SECOND  of  the
Corporation's  Articles of Incorporation,  all references in these Articles of
Incorporation,  as amended, to Oppenheimer Total Return Fund, Inc. are changed to Oppenheimer Equity Fund, Inc.;

      SECOND:  These  Articles of  Amendment  pertain  solely to an  amendment that  may be made  without  shareholder  approval  as  permitted  by  Maryland
General Corporation Law section 2-605(a)(4);

      THIRD:  These  Articles  of  Amendment  have  been duly  authorized  and approved by a majority of the Board of  Directors  of the  Corporation  as set
forth in Maryland General Corporation Law section 2-607.

      IN WITNESS  WHEREOF,  Oppenheimer  Total  Return  Fund,  Inc. has caused these  Articles  of  Amendment  to be  executed  by  its  Vice  President  and witnessed  by its  Assistant  Secretary  as of this 20th day of August,  2003.
The undersigned  Vice President and Secretary of the Corporation  acknowledges them to be the act of the  Corporation  and  verifies  and  states  under  the penalties  of perjury  that,  to the best of his  knowledge,  information  and belief,  the matters and facts set forth herein with respect to  authorization and approval hereof are true in all material respects.

                                    Oppenheimer Total Return Fund, Inc.

                                    By:   /s/ Robert G. Zack
                                          ------------------------------
                                          Robert G. Zack
                                          Vice President & Secretary

WITNESS:

By:   /s/ Denis R. Molleur
       -----------------------------
      Denis R. Molleur
      Assistant Secretary